EXHIBIT 10.16

2003 SUPPLEMENTAL PENSION PLAN

     On January 21, 2003 the Fannie Mae Board of Directors authorized the creation of the 2003 Supplemental Pension Plan (the “Plan”). The Plan will be a supplement to the current Fannie Mae Pension Plan, and will include in the pension calculation of any officer of the corporation (persons at the level of Vice President and higher), amounts received as a bonus for officer service, limited to 50% of base salary. The Plan is to be effective as of January 1, 2003.

     Fannie Mae currently is in the process of drafting the Plan.